AS Impact





INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 20, 1999 relating to American Skandia Life Assurance Corporation included in the Registration Statement (Form N-4 No. 33-86866) and related Prospectus, which is part of this Registration Statement, and to the use of our report dated February 20, 1999 relating to American Skandia Life Assurance Corporation Variable Account B - Class 3 appearing in the Statement of Additional Information, which is also part of this Registration Statement.

We also consent to incorporation by reference herein of our report dated February 20, 1999 with respect to the financial statements of American Skandia Life Assurance Corporation for the year ended December 31, 1998 and 1997 included in the Annual Report (Form 10-K) for 1998 filed with the Securities and Exchange Commission.



                                                            /s/Ernst & Young LLP

Hartford, Connecticut
April 23, 1999